AMENDMENT NO.4
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, AIM Counselor Series is now named AIM Counselor Series Trust (Invesco Counselor Series Trust); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM Core Plus Bond Fund	Invesco Core Plus Bond Fund
AIM Floating Rate Fund	Invesco Floating Rate Fund
AIM Multi-Sector Fund	Invesco Multi-Sector Fund
AIM Select Real Estate Income Fund	Invesco Select Real Estate Income Fund
AIM Structured Core Fund	Invesco Structured Core Fund
AIM Structured Growth Fund	Invesco Structured Growth Fund
AIM Structured Value Fund	Invesco Structured Value Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Counselor Series Trust in the Contract are deleted and replaced with AIM Counselor Series Trust (Invesco Counselor Series Trust).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Core Plus Bond Fund
Invesco Floating Rate Fund
Invesco Multi-Sector Fund
Invesco Select Real Estate Income Fund
Invesco Structured Core Fund
Invesco Structured Growth Fund
Invesco Structured Value Fund
Invesco Balanced Fund
Invesco California Tax-Free Income Fund

Invesco Dividend Growth Securities Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Fundamental Value Fund
Invesco Large Cap Relative Value Fund
Invesco New York Tax-Free Income Fund
Invesco S&P 500 Index Fund
Invesco Van Kampen American Franchise Fund
Invesco Van Kampen Core Equity Fund
Invesco Van Kampen Equity and Income Fund
Invesco Van Kampen Equity Premium Income Fund
Invesco Van Kampen Growth and Income Fund
Invesco Van Kampen Money Market Fund
Invesco Van Kampen Pennsylvania Tax Free Income Fund
Invesco Van Kampen Small Cap Growth Fund
Invesco Van Kampen Tax Free Money Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

INVESCO TRIMARK LTD. Sub-Adviser
By:	/s/ Eric Adelson
	Name:	Eric Adelson
	Title:	Senior Vice President, Legal & Secretary

By:	/s/ Wayne Bolton
	Name:	Wayne Bolton
	Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ Karl G. Bayer /s/ Jens Langewand
	Name:	Karl G. Bayer Jens Langewand
	Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ Michelle Moran
	Name:	Michelle Moran
	Title:	Head of Legal For UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hagegawa
	Name:	Masakazu Hagegawa
	Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Robert Abes /s/ Ian Coltman
	Name:	Robert Abes Ian Coltman
	Title:	Director Head of Legal

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Anna Tong /s/ Gracie Liu
	Name:	Anna Tong Gracie Liu
	Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kopor
	Name:	Jeffrey H. Kopor
	Title:	Secretary & General Counsel

10